OPTION AGREEMENT

July 13, 2005

Insider Optionees listed on Schedule A
c/o Argyle Security Acquisition Corp.
200 Concord Plaza, Suite 700
San Antonio, Texas 78216

Gentlemen:

Argyle Security Acquisition Corp. (the “Company”) hereby grants to the persons and entities identified on Schedule A attached hereto (the “Insiders”) options to purchase up to an aggregate of 468,750 (the “Insider Options”) shares of common stock, par value $.0001 per share, of the Company at an exercise price of $.008 per share (the “Exercise Price”), to be distributed on a pro rata basis, in the event, and to the extent, the underwriters exercise their option to purchase up to an additional 1,875,000 Units (the “Over-allotment Option”) in connection with the Company’s initial public offering.

The Insider Options shall become exercisable only upon the exercise of the Over-allotment Option and shall expire at 5:00 p.m. New York time on the third day thereafter. The number of Insider Options that shall be distributed to the Insiders upon exercise of the Over-allotment Option shall be the product of (i) the number of Units exercised under the Over-allotment Option multiplied by (ii) the percentage set forth on Schedule A (the “Available Options”). Exercise of the Available Options may then be made on behalf of all the Insiders by the payment of the Exercise Price to the Company by any one or more Insiders.

Very truly yours, ARGYLE SECURITY ACQUISITION CORP.

By:	/s/ Bob Marbut

Bob Marbut, Chairman and Co-Chief Executive Officer

Accepted and Agreed:

ARGYLE NEW VENTURES, L.P.
By: Argyle Communications Inc., its general partner

/s/ Bob Marbut
Name: Bob Marbut
Title:

ARGYLE JOINT VENTURES

/s/ Bob Marbut
Name: Bob Marbut
Title:

/s/ Ron Chaimovski
Ron Chaimovski

/s/ John J. Smith
John J. Smith

Schedule A

Stockholders	Percentage of Over-Allotment Option
Argyle New Ventures L.P.	31.67%
Argyle Joint Ventures	31.67%
Ron Chaimovski	31.67%
John J. Smith	5%